Exhibit 99.1

United Technologies and Raytheon Complete Merger of Equals Transaction

•	Creates the world’s most advanced aerospace and defense systems provider
•	Serves customers worldwide through a platform-agnostic, diversified portfolio of industry-leading businesses
•	Expects to introduce breakthrough technologies at an accelerated pace across high-value areas of commercial aerospace and defense

WALTHAM, Mass., April 3, 2020 – Raytheon Technologies Corporation (NYSE: RTX) announced the successful completion of the all-stock merger of equals transaction between Raytheon Company and United Technologies Corporation on April 3, 2020, following the completion by United Technologies of its previously announced spin-offs of its Carrier and Otis businesses. Headquartered in Waltham, Mass., Raytheon Technologies is one of the largest aerospace and defense companies in the world with approximately $74 billion in pro forma 2019 net sales and a global team of 195,000 employees, including 60,000 engineers and scientists.

Raytheon Company (NYSE:RTN) shares ceased trading prior to the market open on April 3, 2020, and each share of Raytheon common stock has been converted in the merger into the right to receive 2.3348 shares of United Technologies common stock (previously traded on the NYSE under the ticker symbol “UTX”). Upon closing of the merger, United Technologies’ name has changed to “Raytheon Technologies Corporation,” and its shares of common stock will begin trading today on the NYSE under the ticker symbol “RTX.” United Technologies shareowners will continue to hold their shares of United Technologies common stock, which now constitute shares of common stock of Raytheon Technologies Corporation.

Raytheon Technologies has a large, talented workforce to address the rapidly evolving needs of customers globally. The combined company expects to introduce breakthrough technologies at an accelerated pace across high-value areas such as hypersonics, directed energy, avionics and cybersecurity. In addition, Raytheon Technologies has a strong balance sheet and cash flows to support critical business initiatives, including company and customer-funded R&D.

“Raytheon Technologies brings together two companies with combined strengths and capabilities that make us uniquely equipped to support our customers and partners during this unprecedented time. We will also play our part in the war on the COVID-19 pandemic, including doing everything we can to keep our employees around the globe safe and well,” said Greg Hayes, CEO of Raytheon Technologies. “As we move forward, Raytheon Technologies will define the future of aerospace and defense through our focus on innovation, our world-class people and our financial and operational strength to create long-term value for our customers and shareowners.”

“Today, we introduce Raytheon Technologies as an innovation powerhouse that will deliver advanced technologies that push the boundaries of known science,” said Tom Kennedy, Executive Chairman of Raytheon Technologies. “Our platform-agnostic, diversified portfolio brings together the best of commercial and military technology, enabling the creation of new opportunities across aerospace and defense for decades to come.”

Structure and Leadership
Raytheon Technologies has four market-leading segments focused on high-priority areas for customers. (Note: 2019 net sales are prior to intercompany eliminations)

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Collins Aerospace Systems specializes in aerostructures, avionics, interiors, mechanical systems, mission systems and power controls that serve customers across the commercial, regional, business aviation and military sectors. The segment is led by President Stephen Timm, headquartered in Charlotte, North Carolina, with approximately $26 billion in 2019 net sales.

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Pratt & Whitney designs, manufactures and services the world’s most advanced aircraft engines and auxiliary power systems for commercial, military and business aircraft. The segment is led by President Chris Calio, headquartered in East Hartford, Connecticut, with approximately $21 billion in 2019 net sales.

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Raytheon Intelligence & Space specializes in developing advanced sensors, training, and cyber and software solutions — delivering the disruptive technologies its customers need to succeed in any domain, against any challenge. The segment is led by President Roy Azevedo, headquartered in Arlington, Virginia, with approximately $15 billion in pro forma 2019 net sales.

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Raytheon Missiles & Defense provides the industry’s most advanced end-to-end solutions to detect, track and engage threats. The segment is led by President Wes Kremer, headquartered in Tucson, Arizona, with approximately $16 billion in pro forma 2019 net sales.

Raytheon Technologies’ executive leadership team is comprised of Tom Kennedy, Executive Chairman, Greg Hayes, Chief Executive Officer, and Toby O’Brien, Chief Financial Officer. Additional leadership biographies are available on the company’s website.

Raytheon Technologies Investor Call
Raytheon Technologies intends to hold an investor call to discuss United Technologies and Raytheon Q1 results on May 7, 2020 at 8:30am. The call details will be provided prior to the results announcement, and the call will be webcast on the Raytheon Technologies investor relations website.

About Raytheon Technologies
Raytheon Technologies Corporation is an aerospace and defense company that provides advanced systems and services for commercial, military and government customers worldwide. It comprises four industry-leading businesses – Collins Aerospace Systems, Pratt & Whitney, Raytheon Intelligence & Space and Raytheon Missiles & Defense. Its 195,000 employees enable the company to operate at the edge of known science as they imagine and deliver solutions that push the boundaries in quantum physics, electric propulsion, directed energy, hypersonics, avionics and cybersecurity. The company, formed through the combination of Raytheon Company and the United Technologies Corporation aerospace businesses, is headquartered in Waltham, Massachusetts.

Raytheon Technologies Contacts

Media Relations	Michele Quintaglie	860.493.4363

Investor Relations	Kelsey DeBriyn	781.522.5141

Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide Raytheon Technologies Corporation’s (“RTC”) management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “confident,” “on track” and other words of similar meaning. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax rates, R&D spend, other measures of financial performance, potential future plans, strategies or transactions, credit ratings and net indebtedness, other anticipated benefits to RTC of UTC’s Rockwell Collins acquisition, the merger between United Technologies Corporation (“UTC”) and Raytheon Company (“Raytheon”) or the spin-offs by UTC of Otis and Carrier into separate independent companies (the “separation transactions”), including estimated synergies and customer cost savings resulting from the merger and the separation transactions and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation: (1) the effect of economic conditions in the industries and markets in which RTC operates in the U.S. and globally and any changes therein, including financial market conditions, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand in construction and in both the commercial and defense segments of the aerospace industry, levels of air travel, financial condition of commercial airlines, and the impact of weather conditions, pandemic health issues (including COVID-19 and its effects, among other things, on global supply, demand and distribution capabilities as the COVID-19 outbreak continues and results in an increasingly prolonged period of disruption to air travel and commercial activities generally, and significant restrictions and limitations on businesses, particularly within the aerospace and commercial airlines industries) and natural disasters, the financial condition of our customers and suppliers, and the risks associated with U.S. government sales (including changes or shifts in defense spending due to budgetary constraints, spending cuts resulting from sequestration or the allocation of funds to governmental responses to COVID-19, a government shutdown, or otherwise, and uncertain funding of programs); (2) challenges in the development, production, delivery, support, performance and realization of the anticipated benefits (including our expected returns under customer contracts) of advanced technologies and new products and services; (3) the scope, nature, impact or timing of acquisition and divestiture activity, including among other things the integration of UTC’s and Raytheon’s businesses or the integration of RTC with other businesses and realization of synergies and opportunities for growth and innovation and incurrence of related costs and expenses; (4) RTC’s levels of indebtedness, capital spending and research and development spending; (5) future availability of credit and factors that may affect such availability, including credit market conditions and our capital structure; (6) the timing and scope of future repurchases by RTC of its common stock, which may be suspended at any time due to various factors, including market conditions and the level of other investing activities and uses of cash; (7) delays and disruption in delivery of materials and services from suppliers; (8) company and customer-directed cost reduction efforts and restructuring costs and savings and other consequences thereof (including the potential termination of U.S. government contracts and performance under undefinitized contract awards and the potential inability to recover termination costs); (9) new business and investment opportunities; (10) the ability to realize the intended benefits of organizational changes; (11) the anticipated benefits of diversification and balance of operations across product lines, regions and industries; (12) the outcome of legal proceedings, investigations and other contingencies; (13) pension plan assumptions and future contributions; (14) the impact of the negotiation of collective bargaining agreements and labor disputes; (15) the effect of changes in political conditions in the U.S. and other countries in which RTC and its businesses operate, including the effect of changes in U.S. trade policies or the U.K.’s withdrawal from the European Union, on general market conditions, global trade policies and currency exchange rates in the near term and beyond; (16) the effect of changes in tax (including U.S. tax reform enacted on December 22, 2017, which is commonly referred to as the Tax Cuts and Jobs Act of 2017), environmental, regulatory and other laws and regulations (including, among other things, export and import requirements such as the International Traffic in Arms Regulations and the Export Administration Regulations, anti-bribery and anti-corruption requirements, including the Foreign Corrupt Practices Act, industrial cooperation agreement obligations, and procurement and other regulations) in the U.S. and other countries in which RTC and its businesses operate; (17) the possibility that the anticipated benefits from the combination of UTC’s and Raytheon’s businesses cannot be realized in full or at all or may take longer to realize than expected, or the possibility that costs or difficulties related to the integration of UTC’s businesses with Raytheon’s will be greater than expected or may not result in the achievement of estimated synergies within the contemplated time frame or at all; (18) the ability of RTC to retain and hire key personnel; (19) the expected benefits to RTC of the separation transactions; (20) the intended qualification of (i) the merger as a tax-free reorganization and (ii) the separation transactions as tax-free to UTC and UTC’s shareowners, in each case, for U.S. federal income tax purposes; and (21) the risk that dissynergy costs incurred in connection with the separation transactions will exceed legacy UTC’s or legacy Raytheon’s estimates. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see the reports of RTC, UTC and Raytheon on Forms S-4, 10-K, 10-Q and 8-K filed with or furnished to the Securities and Exchange Commission from time to time. Any forward-looking statement speaks only as of the date on which it is made, and RTC assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.